UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 23, 2005

                           LEINER HEALTH PRODUCTS INC.


             Delaware                 333-118532            95-3431709
   (State or Other Jurisdiction       (Commission          (IRS Employer
         of Incorporation)           File Number)       Identification No.)

                     901 East 233rd Street, Carson, CA 90745
          (Address of Principal Executive Offices, including Zip Code)

                                 (310) 835-8400
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

            On September 23, 2005, Leiner Health Products Inc. ("Leiner") amended its Credit Agreement (dated May 27, 2004), by entering into Amendment No.1 and Acknowledgement, (the "Amendment") among Leiner, LHP Holding Corp., Leiner Health Products, LLC and Leiner Health Services Corp. as Borrower, the Guarantor, the Subsidiary Guarantors, the Lenders, UBS Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book-runners, Morgan Stanley Senior Funding, Inc., as syndication agent, Credit Suisse First Boston, as documentation agent, UBS Loan Finance LLC, as swingline lender and UBS AG, Stamford Branch, as issuing bank, as administrative agent for the Lenders and as collateral agent for the Secured Parties and the Issuing Bank.

            The Amendment revised the Credit Agreement by acknowledging the acquisition of substantially all of the assets related to Pharmaceutical Formulations, Inc.'s solid dose pharmaceutical products business for $23 million in cash as a Permitted Acquisition and amending the required minimum Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio and Credit Agreement EBITDA to Consolidated Interest Expense Ratio, commencing with the second quarter of fiscal 2006, ended September 24, 2005 and extending through the term of the Credit Agreement.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

            As previously reported in a Form 8-K dated July 8, 2005, Leiner Health Products, LLC ("Leiner LLC") entered into an Asset Purchase and Sale Agreement dated July 8, 2005 with Pharmaceutical Formulations, Inc. ("PFI"). As a result of negotiations between Leiner LLC, PFI, the Official Committee of Unsecured Creditors and other parties in interest, on September 9, 2005, Leiner LLC and PFI agreed on an Amended and Restated Asset Purchase Sale Agreement.

            On September 23, 2005, Leiner LLC completed its acquisition of substantially all of the assets of PFI after receiving approval from the U.S. Bankruptcy Court for the District of Delaware. Pursuant to the Amended and Restated Asset Purchase Sale Agreement, Leiner LLC agreed to buy substantially all of PFI's over-the-counter pharmaceutical assets (the "PFI Business"), including trade payables related solely to the PFI Business. Excluded assets include assets related to the business conducted by PFI's Konsyl Pharmaceuticals Inc. subsidiary and any assets of the Non-Acquired Business. The $23 million acquisition was funded with $13 million in new equity from Leiner's equity sponsors as well as a $10 million draw on Leiner's revolving credit facility.


ITEM 8.01 Other Events.

            On September 26, 2005, Leiner issued a press release announcing that it obtained lender consents for enhanced financing flexibility and that Leiner LLC completed its acquisition of substantially all of the assets of PFI. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

            (a) Financial statements of businesses acquired.

            Financial statements required by this item will be filed not later than 71 calendar days after that this 8-K was required to be filed.

            (b) Pro forma financial information.

            The required pro forma financial information shall be disclosed simultaneously with the financial statements as set forth in Item 9.01(a) above.

            (c) Exhibits.

            99.1 Text of Press release, dated September 26, 2005, issued by Leiner and described in Item 8.01.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LEINER HEALTH PRODUCTS INC.


                                   By: /s/  Robert Reynolds
                                       -----------------------------------------
                                       Name:  Robert Reynolds
                                       Title: Executive Vice President and Chief
                                              Financial Officer

Dated:  September 27, 2005